Exhibit 77-Q1

EXHIBITS

(a) Certificate of Amendment to the Declaration of Trust is incorporated by reference to Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A as filed on June 15, 2001.

(e)(1) Investment Management Agreement between the Trust, on behalf of the Funds, and ING Mutual Funds Management Co. LLC ("IMFC") is incorporated by reference to Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A as filed on November 6, 2000.

(e)(2) Sub-Advisory Agreement between the Registrant (on behalf of the pilgrim Tax Efficient Equity Fund), IMFC, and Furman Selz Capital Management is incorporated by reference to Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A as filed on November 6, 2000.

(e)(3) Sub-Advisory Agreement among the Registrant (on behalf of the Pilgrim Internet Fund) IMFC, and ING Investment Management Advisors B.V. - incorporated by reference to Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A as filed on November 6, 2000.